Exhibit 99.1

Dime Reports 10% Quarter-Over-Quarter Increase and 67% Year-Over-Year Increase in EPS

Strong Year-Over-Year Core Deposit and Business Loan Growth

Significant New Hires As Part of Growth and Diversification Strategy

Hauppauge, NY, April 23, 2026 (GLOBE NEWSWIRE) -- Dime (NYSE: DCOM) today reported net income available to common stockholders of $32.8 million for the quarter ended March 31, 2026, or $0.75 per diluted common share, compared to net income available to common stockholders of $30.0 million, or $0.68 per diluted common share, for the quarter ended December 31, 2025 and net income available to common stockholders of $19.6 million for the quarter ended March 31, 2025, or $0.45 per diluted common share.

Stuart H. Lubow, President and Chief Executive Officer (“CEO”) of the Company, stated, “Dime continues to execute on our growth plan and take market share. First quarter results were marked by notable progress in diversifying our balance sheet and net interest margin expansion. We are capitalizing on the target-rich environment to hire talented individuals and as outlined below, we have had a very active start to the year from a recruiting standpoint. Finally, we are looking forward to our re-brand to “Dime Commercial Bank” in the second quarter.”

Recruiting Update

During 2026, we hired the following individuals:

●	Meyer Eichler as Executive Vice President, Managing Executive Director, and Cora Licht as Senior Vice President, Managing Director. They were previously with Flagstar Bank and prior to that Signature Bank;
●	John Paglia and John Spagnuolo as Group Directors. They were previously with Flagstar Bank and prior to that Signature Bank;
●	Toni Valente as a Regional Manager. Ms. Valente was previously with The First National Bank of Long Island;
●	Michael Ragusa as a Senior Relationship Manager for the Lakewood, NJ market. Mr. Ragusa was previously with Metropolitan Commercial Bank;
●	Olivia Dossman as Private Banking Manager for the new Lakewood location. Ms. Dossman was previously with Flagstar; and
●	Keith Smith as SVP, Head of Equipment and Franchise Finance. Mr. Smith was previously with Star Hill Financial.

Highlights for the First Quarter of 2026 included:

●	Total deposits increased $983.1 million on a year-over-year basis;
●	Core deposits (excluding brokered and time deposits) increased $999.3 million on a year-over-year basis;
●	Average non-interest-bearing deposits to average total deposits for the first quarter were 30.0%;
●	Business loans grew $123.8 million on a linked quarter basis and $575.6 million on a year-over-year basis;
●	The net interest margin increased to 3.21% for the first quarter of 2026 compared to 3.11% for the prior quarter;
●	The efficiency ratio decreased to 50.8% for the first quarter of 2026 compared to 52.6% for the prior quarter;
●	The Company’s Tier 1 Common Equity Ratio increased to 11.87% at the end of the first quarter; and
●	The Company’s Consolidated CRE Concentration ratio was proactively managed lower to 371%.

Management’s Discussion of Quarterly Operating Results

Net Interest Income

Net interest income for the first quarter of 2026 was $112.3 million compared to $112.3 million for the fourth quarter of 2025 and $94.2 million for the first quarter of 2025. The Net Interest Margin for the first quarter of 2026 was 3.21% compared to 3.11% for the fourth quarter of 2025 and 2.95% for the first quarter of 2025.

Mr. Lubow commented, “We continue to have a significant loan repricing opportunity that we anticipate will continue through 2027. Additionally, growth in core deposits and business loans will benefit us over time as we continue to grow our customer base and hire productive bankers. Our substantial liquidity position, which includes $2.1 billion of cash, provides us with the flexibility to take advantage of lending opportunities as they arise."

Loan Portfolio

The ending weighted average rate (“WAR”) on the total loan portfolio was 5.28% at March 31, 2026, a one-basis point increase compared to the ending WAR of 5.27% on the total loan portfolio at December 31, 2025.

Outlined below are loan balances and WARs for the quarter ended as indicated.

	March 31, 2026		December 31, 2025		March 31, 2025
(Dollars in thousands)	Balance	WAR (1)	Balance	WAR (1)	Balance	WAR (1)
Loans held for investment balances at period end:
Business loans (2)	$3,364,435	6.28%	$3,240,600	6.32%	$2,788,848	6.55%
One-to-four family residential and coop/condo apartment	1,047,920	4.97	1,035,983	4.94	961,562	4.77
Multifamily residential and residential mixed-use (3)(4)	3,249,582	4.47	3,424,565	4.46	3,780,078	4.46
Non-owner-occupied commercial real estate	2,840,817	5.05	2,933,287	5.07	3,191,536	5.07
Acquisition, development, and construction	100,574	7.41	117,215	7.51	140,309	7.96
Other loans	9,597	11.53	6,558	11.09	6,402	10.39
Loans held for investment	$10,612,925	5.28%	$10,758,208	5.27%	$10,868,735	5.25%

(1)    WAR is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total balance of loans in the category.

(2)    Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and Paycheck Protection Program (“PPP”) loans.

(3)    Includes loans underlying multifamily cooperatives.

(4)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, for the quarter ended as indicated.

(Dollars in millions)	Q1 2026	Q4 2025	Q1 2025
Originations Excluding New Lines of Credit	$220.4	$225.3	$77.9
Originations Including New Lines of Credit	500.1	467.2	126.4

Deposits and Borrowed Funds

Period end total deposits (including mortgage escrow deposits) at March 31, 2026 were $12.60 billion, compared to $12.84 billion at December 31, 2025 and $11.61 billion at March 31, 2025.

Brokered deposits were $215.0 million at March 31, 2026, compared to $200.0 million at December 31, 2025 and $285.6 million at March 31, 2025. Total Federal Home Loan Bank advances were $435.0 million at March 31, 2026, compared to $508.0 million at December 31, 2025 and $508.0 million at March 31, 2025.

The Company redeemed at par on March 30, 2026 all of its outstanding $40,000,000 principal amount of Fixed/Floating Subordinated Debentures due 2030.

Non-Interest Income

Non-interest income was $11.3 million during the first quarter of 2026, $11.5 million during the fourth quarter of 2025, and $9.6 million during the first quarter of 2025. Excluding the loss on sale of other assets, non-interest income was $11.7 million during the first quarter of 2026 and $11.6 million during the fourth quarter of 2025.

Non-Interest Expense

Total non-interest expense was $62.8 million during the first quarter of 2026, $65.1 million during the fourth quarter of 2025, and $65.5 million during the first quarter of 2025. Excluding the impact of the net gain on extinguishment of debt, amortization of other intangible assets, severance expense and settlement loss related to the termination of a legacy pension plan, adjusted non-interest expense was $63.4 million during the first quarter of 2026, $62.3 million during the fourth quarter of 2025, and $58.0 million during the first quarter of 2025 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The ratio of non-interest expense to average assets was 1.68% during the first quarter of 2026, compared to 1.72% during the linked quarter and 1.90% during the first quarter of 2025. Excluding the impact of the net gain on extinguishment of debt, amortization of other intangible assets, severance expense, and settlement loss related to the termination of a legacy pension plan, the ratio of adjusted non-interest expense to average assets was 1.69% during the first quarter of 2026, 1.65% during the fourth quarter of 2025, and 1.68% during the first quarter of 2025 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The efficiency ratio was 50.8% during the first quarter of 2026, compared to 52.6% during the linked quarter and 63.1% during the first quarter of 2025. Excluding the impact of loss on sale of securities and other assets, fair value change in equity securities and loans held for sale, severance expense, settlement loss related to the termination of a legacy pension plan, net gain on extinguishment of debt, and amortization of other intangible assets, the adjusted efficiency ratio was 51.2% during the first quarter of 2026, compared to 50.3% during the linked quarter and 55.8% during the first quarter of 2025 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Income Tax Expense

Income tax expense was $13.9 million during the first quarter of 2026, $16.0 million during the fourth quarter of 2025, and $7.3 million during the first quarter of 2025. The effective tax rate for the first quarter was 28.7%. The fourth quarter of 2025 included $2.7 million of net expense from discrete items related to an uncertain tax position and a deferred tax item from prior tax years. Excluding the tax impact of the discrete items noted above, the effective tax rate for the fourth quarter of 2025 was 27.8%.

Credit Quality

Non-performing loans held for investment were $57.1 million at March 31, 2026, compared to $52.3 million at December 31, 2025 and $58.0 million at March 31, 2025.

A credit loss provision of $12.3 million was recorded during the first quarter of 2026, compared to a credit loss provision of $10.9 million during the fourth quarter of 2025, and $9.6 million during the first quarter of 2025.

Capital Management

Stockholders’ equity increased $21.2 million to $1.50 billion at March 31, 2026, compared to $1.48 billion at December 31, 2025.

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements as of March 31, 2026.

Dividends per common share were $0.25 during the first quarter of 2026 and $0.25 for the fourth quarter of 2025.

Book value per common share was $31.33 at March 31, 2026 compared to $30.99 at December 31, 2025.

Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by the number of shares outstanding) was $27.73 at March 31, 2026 compared to $27.37 at December 31, 2025 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 9:00 a.m. (ET) on Thursday, April 23, 2026, during which CEO Lubow will discuss the Company’s first quarter 2026 financial performance, with a question-and-answer session to follow.

Participants may access the conference call via webcast using this link: https://edge.media-server.com/mmc/p/ixtnttmf. To participate via telephone, please register in advance using this link: https://register-conf.media-server.com/register/BI46d1da305a034705bb7dd06f3a600dfa. Upon registration, all telephone participants will receive a one-time confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. All participants are encouraged to dial-in 10 minutes prior to the start time.

A replay of the conference call and webcast will be available on-demand for 12 months at https://edge.media-server.com/mmc/p/ixtnttmf.

ABOUT DIME

Dime is a New York State-chartered trust company with approximately $15 billion in assets and the number one deposit market share on Greater Long Island (1).

(1)	Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for commercial banks with less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as “annualized," “anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may affect demand for our products and reduce interest margins and the value of our investments; changes in government monetary or fiscal policies and actions may adversely affect our customers, cost of credit and overall result of operations; changes in deposit flows, the cost of funds, loan demand or real estate values may adversely affect the business of the Company; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general socio-economic conditions, public health emergencies, international conflict, inflation, tariffs, and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates and may adversely affect our customers, our financial results and our operations; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; there may be difficulties or unanticipated expense incurred in the consummation of new business initiatives or the integration of any acquired entities; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Operating Officer and Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	March 31,	December 31,	March 31,
	2026	2025	2025
Assets:
Cash and due from banks	$2,059,618	$2,353,966	$1,030,702
Securities available-for-sale, at fair value	838,219	797,935	710,579
Securities held-to-maturity	647,842	618,901	631,334
Loans held for sale	38,225	1,989	2,527
Loans held for investment, net:
Business loans (1)	3,364,435	3,240,600	2,788,848
One-to-four family residential and coop/condo apartment	1,047,920	1,035,983	961,562
Multifamily residential and residential mixed-use (2)(3)	3,249,582	3,424,565	3,780,078
Non-owner-occupied commercial real estate	2,840,817	2,933,287	3,191,536
Acquisition, development and construction	100,574	117,215	140,309
Other loans	9,597	6,558	6,402
Allowance for credit losses	(100,673)	(97,372)	(90,455)
Total loans held for investment, net	10,512,252	10,660,836	10,778,280
Premises and fixed assets, net	30,580	31,255	33,650
Restricted stock	63,659	67,197	66,987
BOLI	404,657	401,163	389,167
Goodwill	155,797	155,797	155,797
Other intangible assets	2,729	2,938	3,644
Operating lease assets	39,551	42,876	45,657
Derivative assets	70,811	76,315	98,740
Accrued interest receivable	57,690	55,572	56,044
Other assets	77,873	74,891	94,574
Total assets	$14,999,503	$15,341,631	$14,097,682
Liabilities:
Non-interest-bearing checking (excluding mortgage escrow deposits)	$3,777,787	$3,915,081	$3,245,409
Interest-bearing checking	1,066,620	1,178,281	950,090
Savings (excluding mortgage escrow deposits)	1,701,899	1,777,143	1,939,852
Money market	4,874,544	4,806,572	4,271,363
Certificates of deposit	1,089,893	1,117,118	1,121,068
Deposits (excluding mortgage escrow deposits)	12,510,743	12,794,195	11,527,782
Non-interest-bearing mortgage escrow deposits	88,267	47,051	88,138
Interest-bearing mortgage escrow deposits	—	—	4
Total mortgage escrow deposits	88,267	47,051	88,142
Total deposits (including mortgage escrow deposits)	12,599,010	12,841,246	11,615,924
FHLBNY advances	435,000	508,000	508,000
Subordinated debt, net	231,058	272,503	272,370
Derivative cash collateral	57,630	52,400	85,230
Operating lease liabilities	42,431	45,729	48,432
Derivative liabilities	69,305	73,573	92,516
Other liabilities	68,099	72,411	63,197
Total liabilities	13,502,533	13,865,862	12,685,669
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	462	462	461
Additional paid-in capital	622,415	623,041	623,305
Retained earnings	876,133	854,167	803,202
Accumulated other comprehensive loss ("AOCI"), net of deferred taxes	(33,019)	(31,468)	(39,045)
Unearned equity awards	(15,803)	(8,661)	(12,909)
Treasury stock, at cost	(69,787)	(78,341)	(79,570)
Total stockholders' equity	1,496,970	1,475,769	1,412,013
Total liabilities and stockholders' equity	$14,999,503	$15,341,631	$14,097,682

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Interest income:
Loans	$142,090	$147,143	$142,705
Securities	12,788	11,354	11,323
Other short-term investments	18,522	21,987	7,837
Total interest income	173,400	180,484	161,865
Interest expense:
Deposits and escrow	52,364	58,926	58,074
Borrowed funds	8,300	8,718	8,381
Derivative cash collateral	485	551	1,197
Total interest expense	61,149	68,195	67,652
Net interest income	112,251	112,289	94,213
Provision for credit losses	12,313	10,889	9,626
Net interest income after provision	99,938	101,400	84,587
Non-interest income:
Service charges and other fees	5,730	5,413	4,643
Title fees	142	317	98
Loan level derivative income	472	285	61
BOLI income	4,558	4,259	3,993
Gain on sale of Small Business Administration ("SBA") loans	—	487	82
Gain on sale of residential loans	72	75	32
Fair value change in equity securities and loans held for sale	(38)	48	18
Net gain (loss) on securities	—	—	—
Loss on sale of other assets	(320)	(111)	—
Other	730	721	706
Total non-interest income	11,346	11,494	9,633
Non-interest expense:
Salaries and employee benefits	39,593	40,769	35,651
Severance	102	2,493	76
Occupancy and equipment	8,209	8,059	8,002
Data processing costs	5,423	4,868	4,794
Marketing	2,025	2,038	1,666
Professional services	1,909	1,381	2,116
Federal deposit insurance premiums	1,266	1,791	2,047
Net gain on extinguishment of debt	(974)	—	—
Loss due to pension settlement	—	—	7,231
Amortization of other intangible assets	209	235	252
Other	4,994	3,434	3,676
Total non-interest expense	62,756	65,068	65,511
Income before taxes	48,528	47,826	28,709
Income tax expense	13,946	15,970	7,251
Net income	34,582	31,856	21,458
Preferred stock dividends	1,822	1,821	1,822
Net income available to common stockholders	$32,760	$30,035	$19,636

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED COMMON SHARE DATA

(Dollars in thousands except per share amounts)

	Three Months Ended
GAAP	March 31, 2026	December 31, 2025	March 31, 2025
Net income available to common stockholders	$32,760	$30,035	$19,636
Less: Dividends paid and earnings allocated to participating securities	(593)	(568)	(314)
Income attributable to common stock - Basic and Diluted	$32,167	$29,467	$19,322

Weighted-average common shares outstanding	43,109,118	43,023,248	42,948,690

Basic and diluted earnings per share ("EPS") (1)	$0.75	$0.68	$0.45

Non-GAAP
Adjusted net income available to common stockholders (2)	$32,405	$34,495	$24,688
Less: Dividends paid and earnings allocated to participating securities	(586)	(651)	(395)
Adjusted income attributable to common stock - Basic and Diluted	$31,819	$33,844	$24,293

Weighted-average common shares outstanding	43,109,118	43,023,248	42,948,690

Adjusted basic and diluted EPS (3)	$0.74	$0.79	$0.57

(1)	The earnings per share is calculated by dividing income attributable to common stock by weighted-average common shares outstanding.
(2)	See "Non-GAAP Reconciliation" tables for reconciliation of reported and adjusted (non-GAAP) net income available to common stockholders.
(3)	The adjusted earnings per share is calculated by dividing adjusted income attributable to common stock by weighted-average common shares outstanding.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Per Share Data:
Reported EPS (Diluted)	$0.75	$0.68	$0.45
Cash dividends paid per common share	0.25	0.25	0.25
Book value per common share	31.33	30.99	29.58
Tangible common book value per share (1)	27.73	27.37	25.94
Common shares outstanding	44,057	43,862	43,799
Dividend payout ratio	33.33%	36.76%	55.56%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	0.92%	0.84%	0.62%
Return on average equity	9.20	8.60	6.04
Return on average tangible common equity (1)	10.72	10.01	6.92
Net interest margin	3.21	3.11	2.95
Non-interest expense to average assets	1.68	1.72	1.90
Efficiency ratio	50.8	52.6	63.1
Effective tax rate	28.74	33.39	25.26

Balance Sheet Data:
Average assets	$14,981,498	$15,106,328	$13,777,665
Average interest-earning assets	14,202,286	14,325,493	12,963,320
Average tangible common equity (1)	1,228,003	1,206,522	1,145,915
Loan-to-deposit ratio at end of period (2)	84.2%	83.8%	93.6%

Capital Ratios and Reserves - Consolidated:
Tangible common equity to tangible assets (1) (3)	8.23%	7.91%	8.15%
Tangible equity to tangible assets (1) (3)	9.02	8.67	8.99
Tier 1 common equity ratio (3)	11.87	11.66	11.11
Tier 1 risk-based capital ratio (3)	12.97	12.76	12.21
Total risk-based capital ratio (3)	16.17	16.23	15.68
Tier 1 leverage ratio (3)	9.24	9.01	9.46
Consolidated CRE concentration ratio (3)(4)	371	387	442
Allowance for credit losses/ Total loans	0.95	0.91	0.83
Allowance for credit losses/ Non-performing loans held for investment	176.20	186.14	155.85

(1)	See "Non-GAAP Reconciliation" tables for reconciliation of tangible equity, tangible common equity, and tangible assets.
(2)	Total deposits include mortgage escrow deposits, which fluctuate seasonally.
(3)	March 31, 2026 ratios are preliminary pending completion and filing of the Company’s regulatory reports.
(4)	The Consolidated CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. The March 31, 2026 ratio is preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Business loans	$3,274,659	$52,406	6.49%	$3,150,711	$53,339	6.72%	$2,748,142	$45,047	6.65%
One-to-four family residential and coop/condo apartment	1,041,802	12,383	4.82	1,038,020	12,381	4.73	962,046	11,069	4.67
Multifamily residential and residential mixed-use	3,363,792	37,698	4.55	3,459,918	39,459	4.52	3,796,754	42,329	4.52
Non-owner-occupied commercial real estate	2,910,973	37,497	5.22	2,959,801	39,153	5.25	3,214,758	41,326	5.21
Acquisition, development, and construction	106,808	2,079	7.89	130,805	2,783	8.44	138,428	2,906	8.51
Other loans	8,329	27	1.31	6,939	28	1.60	5,740	28	1.98
Total loans	10,706,363	142,090	5.38	10,746,194	147,143	5.43	10,865,868	142,705	5.33
Securities	1,451,425	12,788	3.57	1,351,926	11,354	3.33	1,372,563	11,323	3.35
Other short-term investments	2,044,498	18,522	3.67	2,227,373	21,987	3.92	724,889	7,837	4.38
Total interest-earning assets	14,202,286	173,400	4.95%	14,325,493	180,484	5.00%	12,963,320	161,865	5.06%
Non-interest-earning assets	779,212			780,835			814,345
Total assets	$14,981,498			$15,106,328			$13,777,665

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking (1)	$1,133,722	$4,793	1.71%	$1,237,657	$6,377	2.04%	$912,852	$4,164	1.85%
Money market	4,761,610	28,801	2.45	4,640,344	31,752	2.71	4,076,612	31,294	3.11
Savings (1)	1,742,334	10,042	2.34	1,766,787	11,387	2.56	1,970,338	14,185	2.92
Certificates of deposit	1,105,241	8,728	3.20	1,123,240	9,410	3.32	973,108	8,431	3.51
Total interest-bearing deposits	8,742,907	52,364	2.43	8,768,028	58,926	2.67	7,932,910	58,074	2.97
FHLBNY advances	479,534	3,850	3.26	508,000	4,194	3.28	509,111	4,066	3.24
Subordinated debt, net	271,596	4,449	6.64	272,474	4,523	6.59	272,341	4,302	6.41
Other short-term borrowings	122	1	3.32	130	1	3.05	633	13	8.33
Total borrowings	751,252	8,300	4.48	780,604	8,718	4.43	782,085	8,381	4.35
Derivative cash collateral	52,708	485	3.73	52,982	551	4.13	104,126	1,197	4.66
Total interest-bearing liabilities	9,546,867	61,149	2.60%	9,601,614	68,195	2.82%	8,819,121	67,652	3.11%
Non-interest-bearing checking (1)	3,747,722			3,839,434			3,322,583
Other non-interest-bearing liabilities	183,678			183,300			213,876
Total liabilities	13,478,267			13,624,348			12,355,580
Stockholders' equity	1,503,231			1,481,980			1,422,085
Total liabilities and stockholders' equity	$14,981,498			$15,106,328			$13,777,665
Net interest income		$112,251			$112,289			$94,213
Net interest rate spread			2.35%			2.18%			1.95%
Net interest margin			3.21%			3.11%			2.95%
Deposits (including non-interest-bearing checking accounts) (1)	$12,490,629	$52,364	1.70%	$12,607,462	$58,926	1.85%	$11,255,493	$58,074	2.09%

(1)     Includes mortgage escrow deposits.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	March 31,		December 31,	March 31,
Asset Quality Detail	2026		2025	2025
Non-performing loans held for investment ("NPLs")
Business loans	$24,257		$22,606	$21,944
One-to-four family residential and coop/condo apartment	4,088		3,623	3,763
Multifamily residential and residential mixed-use	—		—	—
Non-owner-occupied commercial real estate	28,368		25,671	31,677
Acquisition, development, and construction	412		412	657
Other loans	11		—	—
Total non-accrual loans held for investment	$57,136		$52,312	$58,041

Non-performing loans held for investment / Total loans held for investment	0.54%		0.49%	0.53%

Total non-accrual loans held for sale	$38,000	(1)	$—	$—
Total non-performing assets ("NPAs") (2)	$95,586		$52,762	$58,041

Total loans 90 days delinquent and accruing ("90+ Delinquent")	$—		$—	$—

NPAs and 90+ Delinquent	$95,586		$52,762	$58,041

NPAs and 90+ Delinquent / Total assets	0.64%		0.34%	0.41%

Net loan charge-offs ("NCOs")	$8,574		$7,271	$7,058
NCOs / Average loans (3)	0.32%		0.27%	0.26%

(1)	The Company completed the sale of all of these loans in April 2026.
(2)	March 31, 2026 and December 31, 2025 balances include one non-performing available-for-sale security in the amount of $450 thousand.
(3)	Calculated based on annualized NCOs to average loans.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provides investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the fair value change in equity securities and loans held for sale, loss on sale of securities and other assets, severance, net gain on extinguishment of debt and loss due to pension settlement.

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income available to common stockholders	$32,760	$30,035	$19,636
Adjustments to net income (1):
Fair value change in equity securities and loans held for sale	38	(48)	(18)
Loss on sale of securities and other assets	320	111	—
Severance	102	2,493	76
Net gain on extinguishment of debt	(974)	—	—
Loss due to pension settlement	—	—	7,231
Income tax effect of adjustments noted above (1)	159	(784)	(2,237)
Other discrete tax items	—	2,688	—
Adjusted net income available to common stockholders (non-GAAP)	$32,405	$34,495	$24,688

Adjusted Ratios (Based upon Adjusted (non-GAAP) Net Income as calculated above)
Adjusted EPS (Diluted)	$0.74	$0.79	$0.57
Adjusted return on average assets	0.91%	0.96%	0.77%
Adjusted return on average equity	9.10	9.80	7.46
Adjusted return on average tangible common equity	10.60	11.49	8.68
Adjusted non-interest expense to average assets	1.69	1.65	1.68
Adjusted efficiency ratio	51.2	50.3	55.8

(1)    Adjustments to net income are taxed at the Company's approximate statutory tax rate.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Operating expense as a % of average assets - as reported	1.68%	1.72%	1.90%
Severance	—	(0.07)	—
Net gain on extinguishment of debt	0.02	—	—
Loss due to pension settlement	—	—	(0.21)
Amortization of other intangible assets	(0.01)	—	(0.01)
Adjusted operating expense as a % of average assets (non-GAAP)	1.69%	1.65%	1.68%

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Efficiency ratio - as reported (non-GAAP) (1)	50.8%	52.6%	63.1%
Non-interest expense - as reported	$62,756	$65,068	$65,511
Severance	(102)	(2,493)	(76)
Net gain on extinguishment of debt	974	—	—
Loss due to pension settlement	—	—	(7,231)
Amortization of other intangible assets	(209)	(235)	(252)
Adjusted non-interest expense (non-GAAP)	$63,419	$62,340	$57,952
Net interest income - as reported	$112,251	$112,289	$94,213
Non-interest income - as reported	$11,346	$11,494	$9,633
Fair value change in equity securities and loans held for sale	38	(48)	(18)
Loss on sale of securities and other assets	320	111	—
Adjusted non-interest income (non-GAAP)	$11,704	$11,557	$9,615
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$123,955	$123,846	$103,828
Adjusted efficiency ratio (non-GAAP) (2)	51.2%	50.3%	55.8%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents a reconciliation of pre-tax pre provision net revenue (non-GAAP) and adjusted pre-tax pre-provision net revenue (non-GAAP):

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Financial Data:
Net interest income	$112,251	$112,289	$94,213
Non-interest income	11,346	11,494	9,633
Total revenue	123,597	123,783	103,846
Non-interest expense	62,756	65,068	65,511
Pre-tax pre-provision net revenue (non-GAAP) (1)	$60,841	$58,715	$38,335
Adjusted pre-tax pre-provision net revenue (non-GAAP) (2)	$60,536	$61,506	$45,876

(1)	The reported pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding GAAP net interest income and GAAP non-interest income less GAAP non-interest expense.
(2)	The adjusted pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding GAAP net interest income and the adjusted non-interest income less the adjusted non-interest expense as shown in the reconciliation of efficiency ratio table above.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	March 31,	December 31,	March 31,
	2026	2025	2025
Reconciliation of Tangible Assets:
Total assets	$14,999,503	$15,341,631	$14,097,682
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(2,729)	(2,938)	(3,644)
Tangible assets (non-GAAP)	$14,840,977	$15,182,896	$13,938,241

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,496,970	$1,475,769	$1,412,013
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(2,729)	(2,938)	(3,644)
Tangible equity (non-GAAP)	1,338,444	1,317,034	1,252,572
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$1,221,875	$1,200,465	$1,136,003

Common shares outstanding	44,057	43,862	43,799

Tangible common equity to tangible assets (non-GAAP)	8.23%	7.91%	8.15%
Tangible equity to tangible assets (non-GAAP)	9.02	8.67	8.99

Book value per common share	$31.33	$30.99	$29.58
Tangible common book value per share (non-GAAP)	27.73	27.37	25.94